UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 22, 2002

EXPLORE TECHNOLOGIES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	0-25553	88-0419476
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 201 - 1166 Alberni Street, Vancouver, British Columbia  V6E 3Z3

(Address of pr9incipal executive offices)

(604) 681-2276

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 1. Changes in Control of Registrant

See Item 2 below, as the number of shares issued could effect a potential change in management.

Item 2. Acquisition or Disposition of Assets

As noted on an 8K filed on May 15, 2002, the Company entered into an agreement to acquire the Access Network Limited subsidiary of VOIP Telecom, Inc., and certain assets and liabilities of VOIP associated with Access, from Universal Commerce Limited, Inc., in exchange for the issuance of 8,000,000 shares to shareholders and owners of Access stock and an additional 4,000,000 shares to Keppel Corp. to extinguish a debt due by Access to Keppel.  All pre-conditions have now been satisfied and the acquisition was formally activated as of May 14, 2002.

In furtherance of that acquisition, to satisfy many of the creditors associated with the Access Network operating entity, the company has entered into agreements with se